Exhibit 32.2

Certification

of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Brian P. MacDonald, Senior Vice President and Chief Financial Officer of Sunoco, Inc., certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: November 5, 2009	/s/ Brian P. MacDonald
Brian P. MacDonald
Senior Vice President and Chief Financial Officer